UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2018

Cincinnati Bancorp

(Exact Name of Registrant as Specified in its Charter)

Federal	000-55529	47-4931771
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6581 Harrison Avenue, Cincinnati, Ohio		45247
(Address of Principal Executive Offices)		(Zip Code)

(513) 574-3025

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

On April 18, 2018, Cincinnati Bancorp (the “Company”) and Kentucky Federal Savings and Loan Association (“KF”), a mutual savings association, signed an Agreement and Plan of Merger (the “Agreement”). CF Mutual Holding Company (the “MHC”), the Company’s parent mutual holding company, and Cincinnati Federal, the Company’s subsidiary savings association, are also signatories to the Agreement. The MHC, the Company and Cincinnati Federal are collectively referred to as the “Cincinnati Federal Parties.”

The Agreement provides for the merger of KF with and into Cincinnati Federal, with Cincinnati Federal as the surviving institution. Under the terms of the Agreement, KF’s depositors and borrowers at the effective time of the merger will become depositors and borrowers of Cincinnati Federal and members in the MHC as if their accounts had been established at Cincinnati Federal on the date established at KF. The Company will not pay any merger consideration for KF. At closing, the Company will issue additional shares of its authorized common to the MHC equal to KF’s estimated market value. Upon completion of the merger, it is expected that Philip E. Wehrman, KF’s Chairman of the Board, will become a director of the MHC, the Company and Cincinnati Federal.

The Agreement contains a provision providing for the payment of a $300,000 termination fee. KF would have to pay the termination fee to the Cincinnati Federal Parties, and the Cincinnati Federal Parties would have to pay the termination fee to KF, as applicable, if the Agreement is terminated under certain specified circumstances.

The transaction is expected to close in the second half of 2018, subject to the satisfaction of certain customary closing conditions including the receipt of regulatory approval and the approval of KF’s members. The Company does not expect that approval of its shareholders will be required to complete the transaction.

The foregoing summary of the Agreement is qualified in its entirety by reference to the full text of the Agreement. A copy of the Agreement is filed as Exhibit 10.1 and is incorporated in this Item 1.01 by reference.

The respective representations and warranties of each party set forth in the Agreement are solely for the purposes and benefit of the parties to the Agreement. They may be subject to limitations agreed upon by the contracting parties and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the respective representations and warranties of each party may not describe the actual condition of the party making the representations and warranties as of the date made or at any other time, and investors should not rely on them as statements of fact. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the public disclosures of the Company.

Item 7.01	Regulation FD Disclosure.

An investor presentation, prepared by the Company, regarding the proposed merger is furnished as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

Item 8.01	Other Events.

On April 18, 2018, Cincinnati Bancorp issued a press release to announce the signing of the Agreement. A copy of the press release is filed as Exhibit 99.2 and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Agreement and Plan of Merger dated as of April 18, 2018
99.1	Investor Presentation
99.2	Press Release dated April 18, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BANCORP

Date: April 19, 2018	By:	/s/ Joseph V. Bunke
Joseph V. Bunke
President